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                                                                   EXHIBIT 10.15

                          KENT ELECTRONICS CORPORATION
                           DEFERRED COMPENSATION PLAN

         Kent Electronics Corporation (hereinafter referred to as the "Company") hereby establishes the following Plan:

                              W I T N E S S E T H:

         WHEREAS, the Company desires to establish an executive deferred compensation plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated Associates of the Company; and

         WHEREAS, it is the intention of the Company that the plan and the related grantor trust will be considered to be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that all benefits paid under the plan shall be payable either from the related grantor trust or the general assets of the Employer.

         NOW, THEREFORE, the Company does hereby establish the Kent Electronics Corporation Deferred Compensation Plan ("Plan") to provide for certain deferred compensation benefits to a select group of management or highly compensated Associates.

                                   ARTICLE 1.
                                  DEFINITIONS


         The following definitions shall govern this Plan:

         (a) ASSOCIATE shall mean a person who is employed by the Company.

         (b) BENEFICIARY means the person or persons designated in writing to receive benefits, if any, upon the death of the Participant. If no such designation is made or if the designated person is not living at the death of the Participant, the designated Beneficiary shall be the deceased Participant's spouse, if living, otherwise the children born of the marriage of the Associate and spouse, and any children legally adopted by them, if living, otherwise the personal representative, executors, or administrators of the Participant's estate. Notwithstanding the preceding sentence, the designated Beneficiary of a Participant married at date of death shall be the Participant's spouse unless the Associate's spouse has consented in writing to the Participant's naming a non-spouse Beneficiary. The consent of the spouse to a non-spouse Beneficiary shall be irrevocable by the spouse. In the event an unmarried Participant marries, such Participant's designated Beneficiary shall be the Participant's spouse regardless of an


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existing Beneficiary designation which shall be deemed revoked as of the date of marriage unless consented to in writing by the Participant's spouse.

         (c) BOARD OF DIRECTORS shall mean the Board of Directors of Kent Electronics Corporation.

         (d) CHANGE IN CONTROL shall mean a Change in Control, as defined in the Trust Agreement.

         (e) COMMITTEE shall mean the administrative committee appointed by the Board of Directors to administer the Plan. The initial committee members shall be Morrie K. Abramson and James F. Corporron.

         (f) COMPANY shall mean Kent Electronics Corporation.

         (g) COMPENSATION shall mean the Participant's total wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Company, including commissions, compensation based on a percentage of profits, tips, bonuses and elective contributions. Elective contributions are amounts excludable from the Participant's gross income under Section Section 125, 402(e)(3), 402(h) or 403(b) and contributed by the Company, at the Participant's election, to a
Section 401(k) arrangement, a Simplified Employee Pension, a cafeteria plan or a tax-sheltered annuity.

         (h) DEFERRED COMPENSATION ACCOUNT (hereinafter the "Account") means the liability account maintained by the Company on behalf of the Participant in order to recognize and account for the benefits payable under the Plan.

         (i) DISABILITY means a Disability, as determined by the Kent Electronics Corporation Group Long Term Disability Plan.

         (j) PARTICIPANT means each Associate whom the Committee has determined to be part of a select group of management or highly compensated Associates of the Company. Only those Associates who are determined to be Participants shall be eligible to participate in the Plan.

         (k) PLAN shall mean this Kent Electronics Corporation Deferred Compensation Plan.

         (l) PLAN YEAR means the Company's fiscal year (i.e., the 12-month period which begins on the Sunday following the Saturday which is closest to March 31, and ends on the Saturday which is closest to the following March 31). However, the first Plan Year shall be from July 3, 1994 to the Saturday closest to March 31, 1995.

         (m) SALARY means the portion of a Participant's Compensation other than bonuses.


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         (n) TRUST shall mean the grantor trust established pursuant to the
Trust Agreement.

         (o) TRUST AGREEMENT shall mean the Trust Agreement for Kent Electronics Corporation Deferred Compensation Plan entered into on July 28, 1994, by and between the Company and Texas Commerce Bank National Association.

         (p) TRUSTEE shall mean Texas Commerce Bank National Association or any successor Trustee under the Trust Agreement.

                                   ARTICLE 2.
                              DEFERRED COMPENSATION

         PARTICIPANT DEFERRALS: Each Plan Year, a Participant may elect to defer receipt of a portion of the Compensation otherwise payable to the Participant by the Company. The Participant may elect to defer a specified dollar amount or percentage of the Participant's Salary which would otherwise be payable to the Participant by the Company during such Plan Year. Such deferred amount shall not be less than 3% of the Participant's Salary for the Plan Year. Such deferral election shall be in writing, shall be signed by the Participant, and shall be delivered to the Company prior to the first day of the Plan Year in which the Salary to be deferred would otherwise be earned unless the Participant first becomes eligible under this Plan during the Plan Year, in which event the Participant may enter into a deferral agreement during the Plan Year, but such agreement shall only be effective with respect to Salary to be earned after the date such agreement has been executed and delivered to the Company.

         The Participant may also elect to defer a portion of any bonus earned during the Plan Year (regardless of whether such bonus is paid during or after the Plan Year). Such deferral election shall be in writing, shall be signed by the Participant, and shall be delivered to the Company prior to the first day of the Plan Year for which the bonus to be deferred would otherwise be earned.

         Notwithstanding anything herein to the contrary, a Participant's total Participant Deferrals for a Plan Year shall not exceed 25% of the Participant's total Compensation earned during the Plan Year (the "Maximum Deferral"). As of the later of (i) the last day of the Plan Year, or (ii) the earliest date on which the actual amount of each Participant's Compensation with respect to such Plan Year can be determined, the Committee shall calculate the Maximum Deferral for each Participant. If the total Participant Deferrals elected by any Participant exceed that Participant's Maximum Deferral for that Plan Year, the excess shall be treated in the following manner:

         1) To the extent the Participant has elected to defer a portion of any bonus which has not yet been paid, such deferral shall be reduced (but not below 0) by the amount of the excess; and


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         2)   An amount equal to the excess remaining after application of paragraph 1 above shall be distributed to the Participant from the Participant's Account. For accounting purposes, distribution of excess deferrals shall be made on a "last in, first out" basis.

         An election by the Participant to defer Compensation shall be irrevocable with respect to Compensation earned which would otherwise be payable for a particular Plan Year. A Participant's election to defer Compensation shall continue in full force and effect in subsequent Plan Years unless an Participant elects in writing to modify or revoke such election by furnishing written notice of such modification or revocation to the Company prior to the first day of the Plan Year for which such modification or revocation is to apply. In the event the Participant ceases to defer Compensation under the Plan, distribution of the Participant's Account shall not be made until such time as the Participant would otherwise be entitled to a distribution in accordance with Article 6, but such Account shall continue to be adjusted on each Allocation Date (as defined in Article 3) in accordance with the provisions described herein.

         COMPANY MATCHING CONTRIBUTION: Participants who elect to defer a portion of their Compensation shall have their Account credited with a Company Matching Contribution equal to 50% of the first 6% of Compensation which the Participant elects to defer; provided, however, that the Participant must elect to defer at least 6% of the Participant's Salary to receive a Company Matching Contribution with respect to any bonus amounts deferred.

                                   ARTICLE 3.
                             ACCOUNTING AND EARNINGS
                            ON DEFERRED COMPENSATION

         Compensation deferred by a Participant pursuant to this Plan shall be credited to the Participant's Account as of the date or dates on which such Compensation would have been paid in accordance with the Employer's normal payroll practices. Company Matching Contributions shall be credited to the Participant's Account as of the date or dates on which the Compensation being matched would have been paid in accordance with such payroll practices (provided the Participant is eligible for such Company Matching Contribution). Participant Deferrals (and the Hypothetical Earnings or Losses thereon) shall be accounted for separately from Company Matching Contributions (and any Hypothetical Earnings thereon).

         Within a reasonable period of time after the last day of each Plan Year, the Company shall furnish the Participant with an annual statement of the Participant's Account as of the last day of such Plan Year. The Company shall credit the Participant's Account with the Hypothetical Earnings or Losses allocable to the Participant's Account as of the last day of each quarter of each Plan Year (the "Allocation Date"). For purposes of the foregoing allocation, Hypothetical Earnings or Losses shall mean the return, net of investment fee and fund expenses, which would have been earned had the Participant Deferrals portion of the Participant's Account


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(and any Hypothetical Earnings or Losses previously allocated thereto) been invested in the Pacific Mutual Fund(s) selected by the Participant, and had the Company Matching Contributions portion of such Account (and any Hypothetical Earnings previously allocated thereto) been invested in a fund which earned interest equal to the average of the Moody's Bond Index Rate for the prior calendar year.

         Participants shall be allowed to elect, prior to the first day of each Plan Year, the Pacific Mutual Fund(s) upon which Hypothetical Earnings or Losses on the Participant Deferrals portion of the Participant's Account for the upcoming Plan Year shall be based. A Participant may elect to have all or any portion (in 10% increments) of the Participant Deferrals portion of his Account credited with earnings or losses at the return rate, net of investment fee and fund expenses, of the following funds (determined on the basis of the average return for the prior quarter):

                           Managed Bond Fund
                           Government Securities Fund
                           Long Term Growth Fund
                           Equity Income Fund
                           International Fund

                                   ARTICLE 4.
                     GENERAL CREDITOR STATUS OF PARTICIPANT
                                 ASSET OWNERSHIP

         The Participant shall be regarded as an unsecured general creditor of the Company with respect to any rights derived by the Participant from the existence of this Plan or the existence of the Trust.

         Legal title to and beneficial ownership of any assets which the Company may use to pay deferred compensation benefits hereunder, including assets held by the Trustee in the Trust, shall at all times remain with the Company. The Participant and his designated Beneficiary shall not have any property interest whatsoever in any specific assets of the Company by virtue of this Plan or the Trust.


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                                   ARTICLE 5.
                                    VESTING


         Participants shall at all times be fully vested in all Participant Deferrals (and the Hypothetical Earnings or Losses thereon).

         Participants shall become vested in Company Matching Contributions (and the Hypothetical Earnings thereon) at the rate of 10% per Plan Year of participation in the Plan. However, a Participant shall be fully vested in all amounts credited to the Participant's Account upon the Participant's death, disability or attainment of age 60, or upon a Change of Control. For these purposes, a "Plan Year of participation" means (i) any Plan Year or portion thereof for which a Participant elects to defer a portion of the Participant's Compensation pursuant to the Plan, or (ii) any full Plan Year during which the Participant has an Account balance pursuant to the Plan.

                                   ARTICLE 6.
                        PAYMENT OF DEFERRED COMPENSATION


         Distribution of the Participant's Trust Account shall be made in accordance with the following:

         (a) DISTRIBUTION UPON EXPIRATION OF PRE-DETERMINED DEFERRAL PERIOD. If, with respect to any election to defer Compensation for a Plan Year, the Participant elected at the time of such deferral to receive such deferred amounts upon the expiration of a pre-determined deferral period (not less than 2 years, measured from the 1st day of the Plan Year for which such deferral election is made), the Participant shall receive a lump-sum distribution of the amounts so deferred under such election, unadjusted for Hypothetical Earnings or Losses. The amount distributed will not exceed the lesser of (i) the amount deferred, or (ii) the Participant's Account balance as of that date. Such distribution shall be made within 60 days of the expiration of the pre-determined deferral period.

         (b) DISTRIBUTION UPON DEATH, DISABILITY OR SEVERANCE PRIOR TO AGE 60:
Upon termination of employment with the Company by reason of death, disability or severance of employment prior to attaining the age of sixty (60), the Participant, or the Beneficiary of the Participant, shall be entitled to receive a lump-sum distribution of the Participant's vested Account balance within the sixty (60) day period following the Allocation Date which coincides with or which next follows the date of death, disability or termination of employment, with such balance to be determined as of such Allocation Date (including any Hypothetical Earnings or Losses allocated as of that date).


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         (c) DISTRIBUTION UPON SEVERANCE AFTER AGE 60: Upon termination of employment (other than by reason of death or disability) after age sixty (60), the Participant shall be entitled to receive a distribution of the Participant's Account in equal annual installments over a period of 15 years. The Hypothetical Earnings credited to a Participant's Account during any installment payout period shall be based upon the average Moody's Bond Index Rate for the calendar year immediately preceding the date of the first payment. Such distribution shall be made or commence within the sixty (60) day period following the Allocation Date which coincides with or next follows the Participant's termination of employment.

         The Committee shall have the complete control and authority to determine the existence, nonexistence, nature, and amounts of the rights and interests of the Participant under the terms of the Plan. At such time as the Participant is entitled to a payment or the receipt of benefits from the Plan, such Participant shall be entitled to receive hereunder the benefit in cash or property, as the case may be, to which he is entitled under the terms of the Plan in accordance with the timing and manner of payment provided hereunder.

         Except as otherwise provided herein, the Trustee shall not make any payments from the Trust without the written direction of the Company stipulating the time and amount to which the Participant is entitled under the Plan. The Trustee shall promptly make payment in accordance with the Company's direction without any requirement to engage in its own independent investigation regarding the payment, but shall provide the Company with written confirmation of the fact and amount of such payment after it is made in a form suitable to the Company.

         Distribution to a minor or person under disability may, in the sole discretion of the Trustee, be made (a) directly to said person; or (b) to either one or both of his parents; or (c) to the spouse or any relative of such person;
(d) to the legal guardian or conservator of said person; or (e) to a custodian under the Uniform Gifts or Uniform Transfers to Minors Act of any jurisdiction; or (f) to any other person or persons for the maintenance, support or education of said person. The receipt by a person of a payment as hereby authorized shall constitute full and complete discharge of the liability of the Company and/or the Trustee for such payment.

                                   ARTICLE 7.
                               SPECIAL PROVISIONS

         The Committee may, in its sole discretion, allow for the early payment of benefits in the case of an "unforeseeable emergency." The amount of such distribution shall not exceed the lesser of (i) the amount necessary to satisfy the unforeseeable emergency (including any federal income tax liabilities associated with such payment), or (ii) the vested balance of the Participant's account. An "unforeseeable emergency" is an unanticipated emergency that is (i) caused by an event beyond the control of a Participant, and (ii) would result in severe financial hardship to the Participant if early payment of benefits were not permitted. To constitute an unforeseeable emergency, the Committee must find that the Participant has a severe financial


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hardship resulting from a sudden or unexpected illness or accident of the
Participant or of a dependent (as defined in Section 152(c) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similarly extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Payment may not be made to the extent the hardship could be relieved by:

         (i)    reimbursement or compensation by insurance or otherwise;

         (ii) liquidation of the Participant's assets (to the extent such liquidation would not of itself cause severe financial hardship); or

         (iii)  cessation of deferrals under the Plan.

         The Committee may also, in its sole discretion, allow a Participant to waive or suspend deferrals for the remaining portion of any Plan Year in the event of an "unforeseeable emergency." However, the Participant need not demonstrate that such hardship could not be relieved by reimbursement or compensation through insurance or by liquidation of the Participant's assets.

         The Committee will allow a Participant to make a withdrawal of the Participant's entire vested Account balance following either (i) a Change in Control, or (ii) the Participant's termination of employment after age 60; PROVIDED, HOWEVER, THAT SUCH DISTRIBUTION WILL BE SUBJECT TO A 10% PENALTY FOR EARLY WITHDRAWAL. Following such withdrawal, the Participant shall not be allowed to make additional deferrals under the Plan.

         The Committee may, in its sole discretion, distribute a Participant's entire vested Account to the Participant in a lump sum distribution (rather than in installments) upon the Participant's termination of employment after age 60.

                                   ARTICLE 8.
                                 NON-ASSIGNMENT

         The right of the Participant, or designated Beneficiary of the Participant, to any benefit or payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or designated Beneficiary. Any rights, benefits, or payment hereunder shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance except by will, intestacy laws, or other laws of descent and distribution.


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                                   ARTICLE 9.
                                  PLAN BINDING

         This Plan shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns, heirs, executors, administrators, and legal representatives.

                                   ARTICLE 10.
                           AMENDMENT/PLAN TERMINATION/
                             SUCCESSOR ORGANIZATION

         This Plan may be amended by the Board of Directors at any time, without the consent of the Participant or his designated Beneficiary; provided, however, that no amendment shall divest any Participant or designated Beneficiary of the amounts credited to the Participant's Account, or of any rights to which the Participant or designated Beneficiary would have been entitled if the Plan had terminated immediately prior to the effective date of the amendment.

         The Board of Directors may terminate the Plan at any time, without the consent of the Participant or his designated Beneficiary. Upon termination of the Plan, all Participants shall become 100% vested in their Account balances. Distribution of amounts credited to the Participant's Account shall be made in accordance with Article 6; provided that no additional deferrals or Company Matching Contributions shall be made (or credited) to the Participant's Account, but Hypothetical Earnings or Losses on any remaining Account balance shall continue to be credited in accordance with Article 3. However, the Committee may, in its sole discretion, distribute all Participants' Account balances in a lump-sum within a reasonable time after the termination of the Plan.

         In the event of a Change in Control, a Participant's Account shall become 100% vested. However, distribution of amounts credited to the Participant's Account shall be made in accordance with Article 6 of the Plan.

         If, in the event of a Change in Control, the successor organization to the Company by acquisition, merger, consolidation, or otherwise, fails or refuses to expressly assume the obligations of the Company hereunder in writing as of the date of such acquisition, merger, or consolidation, the Participant's Account as of the date of failure of the successor organization to assume such liability shall be immediately distributable. The Participant shall receive a lump-sum distribution of the Participant's Account within thirty (30) days of such acquisition, merger, or consolidation.


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                                   ARTICLE 11.
                           NO GUARANTEE OF EMPLOYMENT


         Any payments under this Plan shall be independent of, and in addition to, those under any other plan, program or agreement which may be in effect between the parties hereto, or any other Compensation payable to the Participant or the Participant's designee by the Company or any other employer. This Plan shall not be construed as a contract of employment nor does it restrict the right of the Company to discharge the Participant at will or the right of the Participant to terminate employment.

                                   ARTICLE 12.
                     CLAIMS SUBMISSION AND REVIEW PROCEDURE


         Within 60 days after the Participant retires or otherwise becomes eligible for a distribution of all or a portion of his Account, the Company shall give notice in writing by mail to the Participant or his/her Beneficiary, stating the amount of the benefit to which the person is entitled. If the Participant disagrees with the Company's computation, such person shall file with the Company, in writing and sent by registered or certified mail, such claim for the benefit. If no claim is received by the Company within 60 days after the Participant receives notification of his entitlement to a benefit from the Company, no such claim shall be permitted and the Company's computation shall be final. In the event such a claim is filed, the Company shall exercise its best efforts to act upon such claim within 60 days after its receipt. If such claim is denied, in all or in part, the Company shall give notice in writing, by mail, of such denial to the Participant, setting forth (i) the specific reasons for such denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary; and (iv) advice to the effect that the Participant may request a full review of such claim by filing with the Company, within 60 days after such notice has been mailed, a request for such review. In the event such request is submitted, the Company shall review the claim within 60 days and the Participant shall be given written notice of the result of such review. Such notice shall include specific reasons for the decision.


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                                  ARTICLE 13.
                                 CONSTRUCTION

         This Plan shall be construed in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be wholly performed within the State of Texas, except to the extent subject to federal law.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement on the day and year first above written in several original counterparts each of which shall be deemed the original, and each of which shall constitute but one and the same document.

                                           KENT ELECTRONICS CORPORATION

                                           By: /s/  Stephen J. Chapko
                                                 ---------------------------
                                           Name:  Stephen J. Chapko
                                           Title: Vice President and Treasurer


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
                          KENT ELECTRONICS CORPORATION
                           DEFERRED COMPENSATION PLAN
                             BENEFICIARY DESIGNATION

         As a Participant in the Kent Electronics Corporation Deferred Compensation Plan, I hereby acknowledge that I have been informed of the following:

         (a) In the event of my death prior to my retirement, my spouse shall receive my death benefit under the Plan;

         (b) I have the right to designate someone other than my spouse as the beneficiary of my death benefit if my spouse consents in writing to such designation; and

         (c) I can revoke any beneficiary designation made by me and designate my spouse as beneficiary at any time without my spouse's consent.

         (d) If I am not married, my death benefit will be payable to my beneficiary named below in the form of payment allowed by the Plan. I understand that if I become married my spouse will automatically become my beneficiary regardless of the designation made on this form, and I hereby consent to such automatic change of beneficiary.

         (e) If I designate someone other than my spouse as the sole direct Beneficiary of my preretirement death benefit, such designation is not valid unless my spouse consents in writing to such designation on the reverse side of this form.

 AS OF THIS DATE, I AM:         / /  MARRIED        / /  NOT MARRIED

DESIGNATED BENEFICIARY:


- -----------------------------------                -------------------------
Name                                               Relationship

IF LIVING AT THE TIME OF MY DEATH, OR, IF NOT LIVING, THEN:


- -----------------------------------                -------------------------
Name                                               Relationship

- -----------------------------------                -------------------------
Name                                               Relationship


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         EXECUTED THIS ______ day of _____________________, _______.

         I understand this Beneficiary designation is not binding unless delivered to both the Company and to the Trustee of the Plan.

- -----------------------------------                -------------------------
Witness                                            Participant

                                SPOUSE'S CONSENT

/ / I hereby consent to the designation made by my spouse to have the death benefit under the Plan paid to the named beneficiary specified hereon. My spouse's beneficiary designation has been explained to me, and I hereby acknowledge that I understand that (1) the effect of such designation is to cause my spouse's death benefit to be paid to a beneficiary other than me; (2) such beneficiary designation is not valid unless I consent to it; and (3) my consent is irrevocable.

EXECUTED THIS ______ day of ____________________, ______.


                                           -------------------------------------
                                           Spouse's Signature


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                          KENT ELECTRONICS CORPORATION
                           DEFERRED COMPENSATION PLAN
                              CONTRIBUTION ELECTION


         Pursuant to the Kent Electronics Corporation Deferred Compensation Plan, I hereby elect to defer a portion of my compensation for the Plan Year commencing ___________, ________ as follows:

         1. _____% of the compensation (other than bonuses) to which I may become entitled;

         2.   _____% of any bonus to which I may become entitled;

         3. $_______ per pay period of the compensation (other than bonuses) to which I may become entitled with respect to (check either (a) or (b) below):

              (a) _____ all pay periods during the Plan Year
              (b) _____ the following pay periods (specify):___________________
                        _______________________________________________________
                        _______________________________________________________

         4.   $_______ of any bonuses to which I may become entitled.

         I hereby authorize the above amounts to be deducted and deferred through payroll deduction/reduction by the Company. I understand this election will remain in effect for subsequent calendar years unless modified or revoked by me in writing.

                            DISTRIBUTION OF BENEFITS

         I hereby elect that my benefits under the plan be distributed as follows: (check one of the following methods of distribution):

/ /           DISTRIBUTION UPON EXPIRATION OF PRE-DETERMINED DEFERRAL PERIOD:
              All amounts deferred with respect to the above Plan Year shall be distributed in a lump sum ______ (not less than 2) years after the first day of the Plan Year to which this election applies.

/ /           DISTRIBUTION UPON DEATH, DISABILITY OR SEVERANCE OF EMPLOYMENT:
              All amounts deferred with respect to the above Plan Year shall be distributed in accordance with the provisions of Article 6(b) and
              (c) of the Plan.

                                               ________________________________
                                               Participant

                                               ________________________________
                                               Date


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                                               Date:


CERTIFIED MAIL

Top Hat Plan Exemption
PWBA
Room N-5644
U. S. Department of Labor
200 Constitution Avenue, NW
Washington, D. C. 20210

FROM: Kent Electronics Corporation; 7433 Harwin Drive, Houston, Texas 77036-2015 EIN ______________________

This document constitutes the statement required by Section 2520.104-23 CFR, to be filed with the Secretary of Labor in respect to nonqualified deferred compensation plans maintained by the above Employer.

The Employer currently maintains a nonqualified deferred compensation plan for executives who are a select group of management or who are highly compensated.

The number of such plans maintained by the Employer is:       1.

The number of Participants in such Plan is:                   --

The above Employer is willing to furnish document with respect to the above plans if requested by the Secretary of Labor.

                                                   KENT ELECTRONICS CORPORATION

                                                   By:_________________________
                                                   Name:_______________________
                                                   Title:______________________


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